EXHIBIT 1.2

NORTHWEST BANCORP, INC.

3,880,597 to 6,865,671 Shares
of Common Stock
(par value $.10 per share)

AGENCY AGREEMENT

As of              , 2003

Ryan Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey 07039-5817

Ladies and Gentlemen:

     Northwest Bancorp, Inc. (the “Company”), a federally-chartered corporation and the mid-tier holding company of both Northwest Savings Bank (“NWSB”), a Pennsylvania-chartered savings bank, and Jamestown Savings Bank (“JSB”), a New York-chartered savings bank, and Northwest Bancorp, MHC (the “MHC” and together with the Company, the “Northwest Parties”), a federally-chartered mutual holding company and the majority owner of the Company and sole stockholder of Leeds Federal Savings Bank (“Leeds”), hereby confirm their agreement with Ryan Beck & Co., Inc. (“Ryan Beck” or the “Selling Agent”) to serve as agent of the Company to assist the Company in the sale of between 3,880,597 and 6,865,671 shares of common stock, par value $.10 per share (the “Common Stock”), of the Company (the “Shares” or “Offering Stock”) in the Offering (as defined below), as follows:

     Introductory. The Offering is to be conducted in accordance with the Northwest Bancorp, Inc. 2003 Stock Issuance Plan adopted by the Board of Directors of the Company and ratified by the Board of Trustees of the MHC on March 31, 2003 (as the same may from time to time be amended, the “Plan”). Pursuant to the Plan, the Company will offer the Shares for sale in the Offering to qualified depositors of NWSB, JSB and Leeds, certain employee benefit plans of the Company and NWSB, and, to the extent shares remain available, members of the general public with a preference first given to residents of the Local Community (as defined below) and then to the Company’s stockholders other than the MHC (the “Minority Stockholders”).

     In accordance with the Plan and subject to the purchase limitations set forth therein, the Company will offer the Shares in descending order of priority to the following categories of persons in a subscription offering (the Subscription Offering”): (i) Eligible Account Holders (defined as holders of deposit accounts of NWSB, JSB and Leeds totaling $50 or more as of December 31, 2001); (ii) the tax-qualified employee stock benefit plans of NWSB, the Company or any of their affiliates (“Tax-Qualified Employee Benefit Plans”), including the Company’s employee stock ownership plan (the “ESOP”) and Retirement Savings Plan (the “401(k) Plan”) (which, in the aggregate, may purchase up to 10% of the Shares issued in the Offering); and (iii) Supplemental Eligible Account Holders (defined as holders of deposit accounts of NWSB, JSB and Leeds totaling $50 or more as of March 31, 2003, excluding persons who are Eligible Account Holders, Tax-Qualified Employee Benefit Plans or officers, directors or trustees of

NWSB, the Company or the MHC). Shares not purchased in the Subscription Offering may be offered to the general public in a community offering that is expected to be conducted during the Subscription Offering (the “Community Offering”). In the Community Offering, preference will be given as follows: first, to natural persons who reside in the “Local Community,” defined as the Commonwealth of Pennsylvania, the Maryland counties of Anne Arundel, Baltimore, Carroll, Harford, Howard and Queen Anne, Baltimore City, the New York counties of Chautuaqua, Cattaraugus and Erie, and the Ohio counties of Lake, Geagua and Ashtabula; second, to the Minority Stockholders as of the record date set by the Company for the purpose of determining the eligibility of Minority Stockholders to purchase Shares in the Community Offering; and third, to members of the general public. It is acknowledged that the Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all orders in the Community Offering. Shares not purchased in the Subscription Offering or in the Community Offering may be sold through a syndicated community offering managed by Selling Agent (the “Syndicated Community Offering”). The Subscription Offering, Community Offering and Syndicated Community Offering are referred to collectively as the “Offering.”

     Except for the Tax-Qualified Employee Benefit Plans, generally no person may purchase in the Offering more than $1,000,000 of Offering Stock, and the maximum amount that an individual together with persons acting in concert may purchase in all categories of the Offering combined is $1,500,000 of Offering Stock; provided, however, that the Company may, subject to the approval of the Office of Thrift Supervision (the “OTS”), in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase or decrease such maximum purchase limitations.

     The Company has filed with the OTS a Form MHC-2, Application for Approval of a Minority Stock Issuance by a subsidiary of a Mutual Holding Company (as amended, the “Application”). The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-105131) (as amended, the “Registration Statement”) containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments to the Registration Statement and such amended prospectuses as may have been required to the date hereof. The prospectus included in the Registration Statement at the time the Registration Statement becomes effective is hereinafter called the “Prospectus,” except that if any Prospectus filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differs from the prospectus included in the Registration Statement at the time the Registration Statement becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time such prospectus is filed with the Commission, and shall include any subsequent supplements and amendments thereto.

     References herein to the Registration Statement and the Prospectus shall be deemed to include all filings made by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), that are incorporated by reference into the Registration Statement and Prospectus. As used herein, the term “subsidiary” has the meaning given to such term in Rule 1-02(x) of Regulation S-X of the Securities and Exchange Commission, and references herein to “subsidiaries” of a person include all direct and indirect subsidiaries of that person.

     SECTION 1. Appointment of the Selling Agent; Compensation to the Selling Agent. Subject to the terms and conditions set forth below, the Northwest Parties hereby appoint Ryan Beck as agent to consult with and advise the Northwest Parties, and to solicit subscriptions and purchase orders for Shares on behalf of the Company, in connection with the Company’s offering of Common Stock in the Offering. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Ryan Beck accepts such appointment and agrees to consult with and advise the Northwest Parties as to the matters set forth in Section 3 of the Engagement Letter between the Selling Agent, the MHC and the Company dated April 14, 2003 attached as Exhibit A hereto (“Engagement Letter”), and to use its best efforts to solicit subscriptions and purchase orders for Shares in accordance therewith; provided, however, that the Selling Agent shall not be responsible for obtaining subscriptions or purchase orders for any specific number of Shares, shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Except as set forth in Section 10 hereof, the appointment of Selling Agent to provide services hereunder shall terminate upon consummation or termination of the Offering.

     If requested by the Company, the Selling Agent may also assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. (“NASD”) to participate in the solicitation on a “best efforts” basis of purchase orders for the Shares (the “Assisting Brokers”) under a selected dealer agreement (“Selected Dealer Agreement”), the form of which is set forth as Exhibit B to this Agreement. The Selling Agent will distribute the Shares among dealers in the Syndicated Community Offering in a fashion which best meets the distribution objectives of the Company and the Plan. The Selling Agent will not commence the Syndicated Community Offering without the prior approval of the Company.

     In addition to the reimbursement of the expenses specified in Section 6 hereof, the Selling Agent shall receive and the Northwest Parties shall pay: (i) an advisory and management fee of $75,000 (the “Management Fee”), $50,000 of which has been paid in full on or before the date of this Agreement and the remainder of which shall be payable upon delivery of the Updated Fairness Opinion (as defined below) at the closing of the Offering, (ii) a fee of one percent (1.0%) of the dollar amount of the Shares sold in the Subscription Offering and the Community Offering (the “Marketing Fee”), provided that no fee shall be payable pursuant to this clause (ii) for Shares purchased by officers, directors and employees of the Northwest Parties and their subsidiaries (and immediate family members of any such person who live in the same home as the person) (collectively, the “Insiders”) and qualified and non-qualified employee benefit plans of the Company or Insiders; (iii) with respect to any Shares sold in a Syndicated Community Offering, a fee of one percent (1.00%) of the dollar amount of the Shares sold in the Syndicated Community Offering by Assisting Brokers, which fee, along with the fees payable directly by the Company to Assisting Brokers, shall not exceed five percent (5.00%) in the aggregate, and a fee of four percent (4.00%) of the dollar amount of Shares sold in the Syndicated Community Offering by Ryan Beck. For purposes of this Agreement, “immediate family member” means any spouse, sibling, parent or child of an officer, director or employee.

     If this Agreement is terminated in accordance with Section 9 hereof, the portion of the Management Fee theretofore paid to the Selling Agent shall serve as compensation for its advisory and administrative services as set forth in the Engagement Letter, in addition to reimbursement of the Selling Agent’s reasonable out-of-pocket expenses as set forth in Section 6 hereof. If there is a resolicitation of subscriptions for any reason, and the Selling Agent is required to provide significant additional services or expend significant additional time, the parties agree to negotiate in good faith an agreement to cover the Selling Agent’s additional fees and expenses in connection therewith, including attorneys’ fees and expenses.

     The compensation specified above shall be payable (to the extent not already paid) to the Selling Agent in same day funds on the earlier of the Closing Date (as hereinafter defined), a determination by the Company to terminate or abandon the Plan, or the termination of this Agreement in accordance with Section 9 hereof.

     SECTION 2. Closing Date; Release of Funds and Delivery of Certificates. If all conditions precedent to the consummation of the Offering are satisfied, including, without limitation, the subscription for the minimum number of Shares to be sold in the Offering, the Company agrees to issue or have issued the Shares sold in the Offering and to release for delivery certificates evidencing such Shares on the Closing Date against payment therefor by release of funds from the special, interest-bearing account referred to in Section 5(m) hereof and by the authorized withdrawal of funds from deposit accounts at NWSB, JSB and Leeds in accordance with the Plan; provided, however, that no such funds shall be released to the Company or withdrawn until the conditions specified in Section 8 hereof shall have been complied with to the reasonable satisfaction of the Selling Agent and its counsel. The closing for the sale of the Shares in the Offering shall take place on the Closing Date, on a business day and at a time and place selected by the Selling Agent, which date and place shall be acceptable to the Company, on at least two (2) business days prior notice to the Company, or such other time or place as shall be agreed upon by the Selling Agent, the Company. At the closing, the Northwest Parties shall deliver to the Selling Agent by wire transfer in same-day funds the commissions, fees and expenses owing to the Selling Agent as set forth in Sections 1 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Selling Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus. Certificates evidencing the Shares sold in the Offering shall be delivered directly to the purchasers thereof or in accordance with their directions. The hour and date upon which the Company shall release or deliver the Shares sold in the Offering in accordance with the terms hereof is called the “Closing Date.”

     SECTION 3. Offering Price Range; Fairness Opinion; Refund of Purchase Price. The Shares are to be offered in the Offering at a price per share that is expected to be within the range (the “Offering Range”) of [$15.50] per share to [$16.75] per share (the “Offering Price Range”), as set forth on the cover page of the Prospectus. The actual price per share at which the Shares are to be sold (the “Actual Purchase Price”) will be determined immediately prior to the closing of the Offering by the Board of Directors of the Company, in conjunction with the Selling Agent. Concurrent with the execution of this Agreement, the Selling Agent will provide an opinion to the Company and the MHC that the Offering Price Range is fair from a financial point of view to: (i) the MHC and NWSB’s depositors; and (ii) the Minority Stockholders. The Selling Agent will confirm such opinion with respect to the Actual Purchase Price in an updated opinion delivered at the closing of the Offering (the “Updated Fairness Opinion”).

     There will be a maximum and minimum, and an adjusted maximum, number of Shares offered. The number of Shares offered may be changed by the Company after consultation with the Selling Agent, subject to the provisions of the Plan, depending on market and financial conditions.

     In the event that the Offering is not consummated for any reason, including but not limited to the inability to sell the minimum number of Shares to be sold in the Offering within the mandated time frame (including any permitted extension thereof) or due to the Actual Purchase Price not falling within the Offering Range, this Agreement shall terminate and any persons who have subscribed for any of the Shares shall have refunds returned to them promptly of the full amount which has been received from such persons, together with interest, and all withdrawal authorizations shall be canceled, as provided in the Prospectus.

     SECTION 4. Representations and Warranties; Certain Covenants.

     A.     The Northwest Parties jointly and severally represent and warrant to and covenant with the Selling Agent as follows:

               a. The Registration Statement was declared effective by the Commission on          , 2003. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Northwest Parties, threatened. At the time the Registration Statement became effective, the Registration Statement, including the Prospectus contained therein, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, the Prospectus, any Securities Communication (as defined in Section 7 hereof) or any Sales Information (as defined in Section 7 hereof) authorized by any Northwest Party for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Prospectus is filed with the Commission pursuant to Rule 424 under the 1933 Act and at the Closing Date, the Registration Statement, the Prospectus, any Securities Communication or any Sales Information authorized by any Northwest Party for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements in or omissions from the Registration Statement, the Prospectus, any Securities Communication or any Sales Information made in reliance upon and in conformity with information furnished in writing to the Northwest Parties by the Selling Agent expressly regarding the Selling Agent for use under the caption “Plan of Distribution and Selling Agent Commissions” in the Prospectus; provided, further, that nothing has come to the attention of the Northwest Parties that would lead them to believe that the information under such captions contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets the requirements for use of Form S-3 under the Securities Act with respect to the Offering.

                b. The documents of the Company heretofore incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the time of the filing of such documents, at the time the Registration Statement became effective, at the time any Prospectus is filed with the Commission pursuant to Rule 424 under the 1933 Act and at the Closing Date, none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents hereafter filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, at the time of the fi ling of such documents, at the time any Prospectus is filed with the Commission pursuant to Rule 424 under the 1933 Act and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               c. The Company has filed with the OTS the Application, including all required amendments and supplements thereto, and the Application has been approved by the OTS. The Plan has been duly approved by the Board of Directors of the Company and duly ratified by the Board of Trustees of the MHC. To the knowledge of the Northwest Parties, no person has, or at the Closing Date will have, sought to obtain review of the final action of the OTS in approving the Application.

               d. At the Closing Date, the Offering will have been effected in the manner described in the Prospectus and in accordance with the Plan, the 1933 Act and the 1933 Act Regulations, the applicable rules and regulations of the OTS and all other applicable laws, regulations, decisions and orders, including in compliance with all terms, provisions, requirements and conditions precedent to the Offering imposed by the Commission, the OTS, any state regulatory or Blue Sky authority or any other regulatory authority.

               e. No order has been issued by the Commission, OTS, any state regulatory or Blue Sky authority or any other regulatory authority preventing the Offering from proceeding or suspending the use of the Prospectus or any other offering materials, and, to the knowledge of the Northwest Parties, no action by or before any such governmental entity to revoke any approval, authorization or order of effectiveness related to the Offering is pending or threatened.

               f. At the time of the approval of the Application (including any amendment or supplement thereto) by the OTS, the Application complied in all material respects with the applicable rules and regulations of the OTS. The Prospectus contained in the Application (including any amendment or supplement thereto) and the documents incorporated by reference into the Prospectus, at the time of the approval of the Application by the OTS, complied and will comply in all material respects with the 1933 Act, the 1933 Act regulations, the 1934 Act, and the 1934 Act regulations and the applicable rules and regulations of the OTS. The Application (including the Prospectus contained therein and all documents incorporated by reference into the Prospectus), at the time it was approved by the OTS and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however that the representations and warranties in this Section 4(f) shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished in writing to the Northwest Parties by the Selling Agent expressly regarding the Selling Agent for use under the caption “Plan of Distribution and Selling Agent Commissions” in the Prospectus; provided, further, that nothing has come to the attention of the Northwest Parties that would lead them to believe that the information under such captions contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               g. KPMG LLP (“KPMG”), the firm which certified the audited consolidated financial statements of the Company incorporated by reference into the Registration Statement and Prospectus, has advised the Northwest Parties that it is an independent certified public accountant within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants. KPMG is, with respect to the Company and each subsidiary thereof, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations.

               h. The audited and unaudited consolidated financial statements of the Company, together with the related schedules and notes thereto, included in and incorporated by reference into the Registration Statement and Prospectus present fairly the financial condition, results of operations, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries, at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, 1933 Act Regulations, 1934 Act, 1934 Act Regulations and generally accepted accounting principles. Such financial statements are not required, under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, or under generally accepted accounting principles, to include the financial statements of Leeds. Such financial statements and related schedules and notes thereto have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise noted therein, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Company, NWSB and JSB with the OTS, FDIC and any other applicable bank regulatory authority, except to the extent that accounting principles employed in such regulatory filings conform to the requirements of the OTS, FDIC and such other bank regulatory authorities and not necessarily to generally accepted accounting principles. The other financial, statistical and pro forma information and related notes thereto included and incorporated by reference in the Registration Statement and Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Company included and incorporated by reference into the Registration Statement and Prospectus, and as to the pro forma adjustments, such adjustments have been consistently and properly applied on the basis described therein.

               i. The audited and unaudited consolidated financial statements of First Bell Bancorp, Inc. (“Bell Bancorp”) and its subsidiaries contained in Bell Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarterly period ended March 31 2003, filed with the Commission (the “Bell Financial

Statements”), together with the related schedules and notes thereto, present fairly the financial condition, results of operations, changes in shareholders’ equity and cash flows of Bell Bancorp and its consolidated subsidiaries, at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, 1933 Act Regulations, 1934 Act, 1934 Act Regulations and generally accepted accounting principles. Such financial statements and related schedules and notes thereto have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise noted therein, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by Bell Bancorp and Bell Federal Savings and Loan Association of Bellevue (“Bell Federal”) with the OTS, the FDIC and any other applicable bank regulatory authority, except to the extent that accounting principles employed in such regulatory filings conform to the requirements of the OTS, the FDIC and such other bank regulatory authorities and not necessarily to generally accepted accounting principles.

               j. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein or in the documents incorporated therein by reference: (i) there has not been any material adverse change in the financial condition, results of operations, capital, properties, business affairs or prospects of: (1) the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Company Material Adverse Change”), or (2) Bell Bancorp and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business and to the extent that such change would be material to the Company after giving effect to the Company’s acquisition of Bell Bancorp and its subsidiaries (the “Bell Acquisition”) pursuant to the Agreement and Plan of Merger, dated as of March 11, 2003 (the “Bell Merger Agreement”), by and among the MHC, the Company, Northwest Merger Subsidiary, Inc., NWSB, Bell Bancorp and Bell Federal (a “Bell Material Adverse Change”); (ii) there has not been any material increase in the long-term debt of the Company and its subsidiaries, taken as a whole, nor has there been any increase in the long-term debt of Bell Bancorp and its subsidiaries, taken as a whole, that would be material to the Company after giving effect to the Bell Acquisition; (iii) there has not been any material increase in the amount of the assets of NWSB, JSB or Bell Federal that are classified by NWSB, JSB and Bell Federal, respectively, as substandard, doubtful or loss or in loans past due 90 days or more or in real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure; (iv) none of the Northwest Parties, Bell Bancorp or any of their respective subsidiaries have issued any securities or incurred any liabilities or obligations for borrowings other than in the ordinary course of business; (v) there have not been any material transactions entered into by the Company or its subsidiaries, or any transactions entered into by Bell Bancorp and its subsidiaries that would be material to the Company after giving effect to the Bell Acquisition, except for transactions entered into in the ordinary course of business and those specifically described in or contemplated by the Prospectus; and (vi) the capital, liabilities, assets, properties and business of the Northwest Parties, Bell Bancorp, and their respective subsidiaries conform in all material respects to the descriptions thereof contained in or incorporated by reference into the Registration Statement and Prospectus. The Company and its subsidiaries have no material liabilities of any kind, contingent or otherwise, except as reflected in the financial statements contained in and incorporated by reference into the Registration Statement and Prospectus. Bell Bancorp and its subsidiaries have no liabilities of any kind, contingent or otherwise, that would be material to the Company after giving effect to the Bell Acquisition, except as set forth in the Bell Financial Statements.

               k. The Company is a federally-chartered corporation, duly organized and validly existing and in good standing under the laws of the United States with the full power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus and the documents incorporated by reference therein. The activities of the Company are permissible for a multiple savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (the “HOLA”). The Company is duly qualified to transact business and in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, capital, properties, business affairs or prospects of the Company and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”). The Company is duly registered with the OTS as a savings and loan holding company under the HOLA. The Company has no direct or indirect subsidiaries except as set forth in Exhibit C hereto.

               l. NWSB is a savings bank, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has the full power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus and the documents incorporated by reference therein. The activities of NWSB are permissible for a Pennsylvania-chartered savings bank that is a subsidiary of a savings and loan holding company under the HOLA. NWSB is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to so qualify would not result in a Company Material Adverse Effect. NWSB has no direct or indirect subsidiaries except as set forth in Exhibit C hereto.

               m. JSB is a savings bank, duly organized, validly existing and in good standing under the laws of the State of New York, and has the full power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus and the documents incorporated by reference therein. The activities of JSB are permissible for a New York-chartered savings bank that is a subsidiary of a savings and loan holding company under the HOLA. JSB is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to so qualify would not result in a Company Material Adverse Effect. JSB has no subsidiaries.

               n. Leeds is a duly organized and validly existing federal savings association, and has the full power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus and the documents incorporated by reference therein. The activities of Leeds are permissible for a federal savings association. Leeds is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to so qualify would not result in a Company Material Adverse Effect. Leeds has no subsidiaries.

                o. The MHC is a federally-chartered mutual holding company, duly organized and validly existing and in good standing under the laws of the United States with the full power and authority to conduct its business and own its property as described in the Registration Statement and the Prospectus and the documents incorporated by reference therein. The activities of the MHC are permissible for a federally-chartered mutual holding company. The MHC is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to so qualify would not result in a Company Material Adverse Effect. The MHC is duly registered with the OTS as a savings and loan holding company under the HOLA. The MHC has no subsidiaries except for Leeds and the Company.

               p. Bell Bancorp is a Delaware corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware with the full power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus. Bell Bancorp is duly registered with the OTS as a savings and loan holding company under the HOLA, and the activities of Bell Bancorp are permissible for a savings and loan holding company. Bell Federal is a federal savings association, duly organized and validly existing under the laws of the United States with the full power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus. The activities of Bell Federal are permissible for a federal savings bank. Each of Bell Bancorp and Bell Federal is duly qualified to transact business and is in good standing in each jurisdiction in which the ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, capital, properties, business affairs or prospects of the Company and its subsidiaries after giving effect to the Bell Acquisition (a “Bell Material Adverse Effect”). Bell Bancorp has no direct or indirect subsidiaries except for Bell Federal and 1891 Associates, Inc., a Delaware corporation (“1891 Associates”), which is a wholly-owned subsidiary of Bell Federal. 1891 Associates has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. 1891 Associates is duly qualified to transact business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualifications, unless the failure to be so qualified would not have a Bell Material Adverse Effect. The activities of 1891 Associates are permissible for a subsidiary of a federal savings bank.

               q. Each direct and indirect subsidiary of the Company other than NWSB and JSB has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization with the full power and authority to conduct its business and own its property as described in the Registration Statement and the Prospectus and the documents incorporated therein by reference. Each such subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified would not have a Company Material Adverse Effect. The activities of the subsidiaries of the Company are permissible under all applicable laws, rules and regulations for subsidiaries of multiple savings and loan holding companies and of Pennsylvania-chartered savings banks (with respect to subsidiaries of NWSB).

                r. The Northwest Parties, Bell Bancorp and their respective subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to obtain any such licenses, permits or governmental authorizations would not, individually or in the aggregate, have a Company Material Adverse Effect or a Bell Material Adverse Effect, as the case may be; all such licenses, permits and governmental authorizations are in full force and effect; the Northwest Parties, Bell Bancorp, and their respective subsidiaries are in compliance with all laws, rules, regulations and orders applicable to the operation of their respective businesses, except where noncompliance would not, individually or in the aggregate, result in a Company Material Adverse Effect or Bell Material Adverse Effect, as the case may be; and none of the Northwest Parties, Bell Bancorp or their respective subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or governmental authorization which, singly or in the aggregate, if subject to an unfavorable decision, ruling or finding, would result in a Company Material Adverse Effect or Bell Material Adverse Effect, as the case may be.

               s. The certificate of incorporation, charter or equivalent instruments of each of the Northwest Parties, Bell Bancorp, and their respective subsidiaries are in full force and effect; no conservator or receiver has been appointed for any of the Northwest Parties, Bell Bancorp, or any of their respective subsidiaries.

               t. All of the outstanding capital stock of NWSB and JSB is duly authorized and validly issued and fully paid and nonassessable, and all of such stock is owned directly by the Company, free and clear of all liens, encumbrances, claims or other restrictions. All of the outstanding capital stock of Leeds is duly authorized and validly issued and fully paid and nonassessable and all of such stock is owned directly by MHC, free and clear of all liens, encumbrances, claims or other restrictions. All of the outstanding capital stock of Bell Federal is duly authorized and validly issued and fully paid and non-assessable, and such stock is owned directly by Bell Bancorp, free and clear of all liens, encumbrances, claims and other restrictions. All of the outstanding capital stock of each direct or indirect subsidiary of the Company other than NWSB and JSB has been duly authorized and validly issued and is fully paid and nonassessable; all such stock is owned directly by the Company or NWSB, as the case may be, free and clear of all liens, encumbrances, claims or other restrictions. All of the outstanding common securities of Northwest Bancorp Statutory Trust I and Northwest Capital Trust I are owned by the Company, free and clear of all liens, encumbrances, claims or other restrictions. All of the outstanding capital stock of 1891 Associates has been duly authorized and validly issued and is fully paid and non-assessable; all of such stock is owned by Bell Federal, free and clear of all liens, encumbrances, claims or other restrictions.

               u. NWSB and Bell Federal are members of the Federal Home Loan Bank of Pittsburgh, JSB is a member of the Federal Home Bank of New York and Leeds is a member of the Federal Home Bank of Atlanta. The deposit accounts of each of NWSB, JSB, Leeds and Bell Federal are insured by the FDIC, up to the maximum amounts allowed by law, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Northwest Parties, threatened. The liquidation accounts for the benefit of the depositors of NWSB, Leeds and Bell Federal were duly established in accordance with the requirements of all applicable laws and regulations.

                v. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which, as of the date hereof, 47,659,933 were issued and outstanding, and 10,000,000 shares of preferred stock, par value $.10 per share (“Preferred Stock”), none of which, as of the date hereof, were issued and outstanding; all of the 47,659,933 issued and outstanding shares of Common Stock were duly authorized and validly issued and are fully paid and non-assessable and 35,366,218 of such shares are owned by the MHC; no additional shares of capital stock, or securities exercisable into or exchangeable for Common Stock, have been issued or will be issued prior to the Closing Date, except in connection with stock options under plans of the Company described in the Prospectus and the documents incorporated therein by reference; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan and paid for in accordance with the Plan, will be duly and validly issued and fully paid and nonassessable, the issuance of the Shares is not subject to any preemptive rights; and the terms and provisions of the Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

               w. As of the date hereof and as of the Closing Date, none of the Northwest Parties, Bell Bancorp or any of their respective subsidiaries is or will be in violation of their respective charters or bylaws or equivalent documents. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Northwest Parties, and this Agreement has been validly executed and delivered by the Northwest Parties and is the valid, legal and binding obligation of the Northwest Parties, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors’ rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, the charters or bylaws or equivalent documents of the Northwest Parties or any of their respective subsidiaries, or any contract, lease, loan agreement, indenture or other instrument to which either of the Northwest Parties or any of their respective subsidiaries is a party or by which any of the properties of the Northwest Parties and their subsidiaries may be bound, or any applicable law, rule, regulation or order, except for such conflicts, breaches or defaults (others than under the charters or bylaws or equivalent documents of the Northwest Parties and their subsidiaries) that would not, individually or in the aggregate, result in a Company Material Adverse Effect; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Northwest Parties or any of their respective subsidiaries, except for such violations that would not, individually or in the aggregate, result in a Company Material Adverse Effect; or (iii) result in the creation of any lien, charge, encumbrance or other restriction upon any property of the Northwest Parties or any of their respective subsidiaries, except for such liens, charges, encumbrances or other restrictions that would not, individually or in the aggregate, result in a Company Material Adverse Effect.

                x. The Northwest Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, and the Company has all such power, authority, authorizations and orders as may be required to issue and sell the Shares as provided in the Plan and described in the Prospectus, subject to the approval of the applicable regulatory authorities and the satisfaction of any conditions of such approval.

               y. The Northwest Parties, Bell Bancorp and their respective subsidiaries have good and marketable title to all properties and assets which are material to their respective businesses, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are not material to the Company (after giving effect to the Bell Acquisition, in the case of properties and assets of Bell Bancorp and its subsidiaries); and all leases and subleases under which the Northwest Parties, Bell Bancorp and their respective subsidiaries hold properties and which are material to the business of the Company (after giving effect to the Bell Acquisition, in the case of properties of Bell Bancorp and its subsidiaries), are in full force and effect.

               z. As of the effective date of the Registration Statement, as of the date hereof and as of the Closing Date, the Northwest Parties, Bell Bancorp, and their respective subsidiaries, were not, are not and will not be in violation of any directive from the Commission, the OTS, the FDIC, the Department of Banking of the Commonwealth of Pennsylvania (the “Pennsylvania Banking Department”), New York Department of Banking (the “New York Banking Department”) or any other agency to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable laws, rules and regulations (including, without limitation, regulations, decisions, directives and orders of such governmental agencies); the Northwest Parties, Bell Bancorp and their respective subsidiaries have conducted and are conducting their respective businesses so as to comply in all respects with all applicable laws, rules and regulations (including, without limitation, regulations, decisions, directives and orders of any court or other judicial authority, the OTS, the Commission, the FDIC, the Pennsylvania Banking Department, the New York Banking Department and any other regulatory authority), except where the failure to so comply would not have a Company Material Adverse Effect or Bell Material Adverse Effect, as the case may be, and no suit or proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body is or will be pending or, to the knowledge of the Northwest Parties, threatened, which would materially and adversely affect the Offering, the performance of this Agreement or the consummation of the Bell Acquisition, or which would otherwise result in a Company Material Adverse Effect or Bell Material Adverse Effect.

               aa. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any Northwest Party or any subsidiary thereof in the due performance and observance of any term, covenant or condition of any contract, indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any Northwest Party or any subsidiary thereof is a party or by which any of them or any of their respective properties is bound or affected which, in any such case, is material to the Company and its subsidiaries taken as a whole; such agreements are in full force and effect and no other party to any such agreement has instituted or, to the knowledge of the Northwest Parties, threatened any action or proceeding wherein the Northwest Parties or any subsidiary thereof would or might be alleged to be in default thereunder. No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of Bell Bancorp or any subsidiary thereof in the due performance and observance of any term, covenant or condition of any contract, indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which Bell Bancorp or any subsidiary thereof is a party or by which any of them or any of their respective properties is bound or affected which, in any such case, would be, after giving effect to the Bell Acquisition, material to the Company and its subsidiaries taken as a whole; such agreements are in full force and effect and no other party to any such agreement has instituted or, to the knowledge of the Northwest Parties (based on inquiries of officers of Bell Bancorp and its subsidiaries), threatened any action or proceeding wherein Bell Bancorp or any subsidiary thereof would or might be alleged to be in default thereunder.

               bb. The Northwest Parties, Bell Bancorp and their respective subsidiaries have filed all federal, state and local tax returns required to be filed, have made timely payment of all taxes due (except with respect to taxes that are being contested and have previously been disclosed in writing to the Selling Agent) and payable in respect of such returns, have made adequate reserves for similar future tax liabilities to the extent required by generally accepted accounting principles and no material deficiency has been asserted with respect thereto by any taxing authority.

               cc. Except as disclosed in the Prospectus with respect to the ESOP, none of the Northwest Parties has made any payment as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

               dd. None of the Northwest Parties has: (i) other than as described in the Registration Statement and Prospectus or the documents incorporated therein by reference, issued any securities within the last 18 months (except in connection with trust preferred securities offerings, notes payable to evidence bank loans or other liabilities in the ordinary course of business and reverse repurchase agreements); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and routine purchases and sales of securities for or from its portfolio; (iii) entered into a financial or management consulting agreement relating to the sale of stock, except as contemplated hereunder; or (iv) engaged any intermediary between the Selling Agent and any Northwest Party in connection with any offering of shares of its capital stock, and no person is being compensated in any manner for such service.

               ee. None of the Northwest Parties, Bell Bancorp or any of their respective subsidiaries is required to be registered under the Investment Company Act of 1940, as amended.

               ff. No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Northwest Parties of this Agreement, or the issuance of the Shares, except for the approval of the OTS, the declaration of the effectiveness of the Registration Statement by the Commission, the non-objection by the NASD to the selling agency terms of the Offering and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states and other jurisdictions in which the Shares are to be offered.

               gg. All Sales Information used by the Company in connection with the Offering that is required by applicable laws and regulations to be filed with the Commission, OTS or other securities or regulatory authorities has been filed with and approved by the applicable regulatory authority.

               hh. Except for information provided in writing to the Northwest Parties by the Selling Agent for use in the Prospectus, the Northwest Parties have not relied upon the Selling Agent or its legal or other advisors for any legal, tax or accounting advice in connection with the Offering.

               ii. The execution, delivery and performance of the Bell Merger Agreement and the consummation of the transactions therein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the parties thereto and the Bell Merger Agreement has been validly executed and delivered by each of the parties thereto and is the valid, legal and binding obligation of each of the parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors’ rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The execution and delivery of the Bell Merger Agreement, the fulfillment of the terms therein set forth and the consummation of the transactions therein contemplated will not (i) conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, the charters or bylaws or equivalent documents of any of the parties thereto or any of their respective subsidiaries, or any contract, lease, loan agreement, indenture or other instrument to which any of the parties to the Bell Merger Agreement or any of their respective subsidiaries is a party or by which any of the properties of any of the parties to the Bell Merger Agreement and their subsidiaries may be bound, or any applicable law, rule, regulation or order, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect or Bell Material Adverse Effect, as the case may be; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the parties to the Bell Merger Agreement or any of their respective subsidiaries, except for such violations that would not, individually or in the aggregate, result in a Company Material Adverse Effect or Bell Material Adverse Effect, as the case may be; or (iii) result in the creation of any lien, charge, encumbrance or other restriction upon any property of any of the parties to the Bell Merger Agreement or any of their respective subsidiaries, except for such liens, charges, encumbrances or other restrictions that would not, individually or in the aggregate, result in a Company Material Adverse Effect or Bell Material Adverse Effect, as the case may be.

               jj. The Northwest Parties are not aware of any developments that make consummation of the Bell Acquisition unlikely to occur.

               kk. Each of the Northwest Parties, Bell Bancorp and their respective subsidiaries is in compliance with all laws, rules and regulations relating to environmental protection, except where such failure would not have a Company Material Adverse Effect or Bell Material Adverse Effect, as the case may be, and none of the Northwest Parties, Bell Bancorp or any of their respective subsidiaries has been notified, nor is either Northwest Party aware, that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state laws. No actions, suits, regulatory investigations or other proceedings are pending, or, to the knowledge of the Northwest Parties, threatened against any Northwest Party, Bell Bancorp or any of their respective subsidiaries relating to environmental protection, nor does any Northwest Party have any reason to believe any such proceedings may be brought against any of such entities. To the knowledge of the Northwest Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties owned, operated or leased by, or pledged to, any Northwest Party, Bell Bancorp or any of their respective subsidiaries, except such disposal, release or discharge which would not have a Company Material Adverse Effect or Bell Material Adverse Effect, as the case may be. The Northwest Parties’ “knowledge” with respect to Bell Bancorp and its subsidiaries in this subsection (ll) and the following subsection (mm) is based on inquiries of officers of Bell Bancorp and its subsidiaries.

               ll. No labor dispute with the employees of the Northwest Parties, Bell Bancorp, or any of their respective subsidiaries exists or, to the knowledge of the Northwest Parties, is imminent.

               mm. All of the loans represented as assets on the most recent financial statements and selected financial information of the Company included and incorporated by reference in the Registration Statement and Prospectus, and all of the loans represented as assets on the Bell Financial Statements, meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Company Material Adverse Effect or Bell Material Adverse Effect, as the case may be.

               nn. All documents provided by the Northwest Parties and their subsidiaries to the Selling Agent and its representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors and borrowers, or in connection with the Selling Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Northwest Parties and their subsidiaries, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects. Any such documents so prepared by parties other than the Northwest Parties and their subsidiaries were on the dates on which they were delivered, to the knowledge of the Northwest Parties, true, complete and correct in all material respects.

               oo. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The books, records and accounts and systems of internal accounting control of the Company and its subsidiaries comply in all material respects with the requirements of Section 13(b)(2) of the 1934 Act. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act) that are effective in ensuring that the information it is required to disclose in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company’s management (including the Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms.

               pp. There are no persons with registration or other similar rights to have any securities of the Company or any subsidiary thereof registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

               qq. Except as disclosed in the Prospectus or the documents incorporated therein by reference, neither of the Northwest Parties or any of their subsidiaries has any agreement or understanding, whether written or oral, with any person (A) concerning the future acquisition by any Northwest Party or any subsidiary thereof of a controlling interest in any entity or (B) concerning the future acquisition by any person of a controlling interest in the Company or any subsidiary thereof or in Leeds, in either case that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus or the documents incorporated therein by reference.

               rr. Any certificate signed by an officer of any Northwest Party and delivered to the Selling Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Northwest Party to the Selling Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

               ss. The Northwest Parties have taken all actions necessary to obtain on the Closing Date a Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C., Washington, D.C. (“Luse Gorman”).

     B.     Representations and Warranties of the Selling Agent. The Selling Agent represents and warrants to the Northwest Parties as follows:

               a. The Selling Agent is registered as a broker-dealer with the Commission and is a member of the NASD.

               b. The Selling Agent is validly existing and in good standing as a corporation under the laws of the State of New Jersey with the corporate power and authority to provide the services to be furnished to the Northwest Parties hereunder.

               c. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Selling Agent, and this Agreement is a legal, valid and binding obligation of the Selling Agent, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors’ rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief.

               d. The Selling Agent and, to the Selling Agent’s knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by the Selling Agent shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Selling Agent is a registered selling agent in the jurisdictions of each of the States of the United States and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

               e. The execution and delivery of this Agreement by the Selling Agent, the fulfillment of the terms set forth herein and the consummation of the transactions herein contemplated shall not violate or conflict with the corporate charter or bylaws of the Selling Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which the Selling Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order applicable to it.

               f. Any funds received by the Selling Agent to purchase Shares will be handled in accordance with Rule 15c2-4 under the Exchange Act, if applicable.

               g. There is not now pending or, to the Selling Agent’s knowledge, threatened against the Selling Agent any material action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning the Selling Agent’s activities as a broker-dealer.

     SECTION 5. Additional Covenants of the Northwest Parties. The Northwest Parties hereby jointly and severally covenant with the Selling Agent as follows:

               a. The Company will not file any amendment or supplement to the Registration Statement, Prospectus, or the Application without notice to the Selling Agent of its intention to do so and providing the Selling Agent and its counsel an opportunity to review such amendment or supplement prior to filing, nor will any the Company file any such amendment or supplement to which the Selling Agent or its counsel shall reasonably object. The Company will furnish promptly to the Selling Agent and its counsel copies of all correspondence to and from the Commission with respect to the Registration Statement and Prospectus and the documents incorporated therein by reference, and all correspondence to and from the OTS with respect to the Application.

               b. The Company will promptly upon receipt of any information concerning the events listed below notify the Selling Agent in writing: (i) of the receipt of any comments from the Commission, the OTS or any other governmental entity with respect to the Offering; (ii) of the request by the Commission, the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference into the Registration Statement and Prospectus or Application or for additional information; (iii) of the issuance by the Commission, the OTS or any other governmental entity of any order suspending the Offering or the use of the Prospectus or any other materials in connection with the Offering, or the threat of any such action; (iv) of the issuance by the Commission, the OTS or any other state governmental authority of any order suspending the effectiveness of the Registration Statement or the Application or of the initiation or threat of any proceedings for such purpose; or (v) of the occurrence of any event mentioned in paragraph (f) below. The Northwest Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS or any other governmental authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Northwest Parties will provide copies of the foregoing comments, requests and orders to the Selling Agent upon receipt of such items.

               c. The Northwest Parties will promptly deliver to the Selling Agent and to its counsel two conformed copies of each of the following documents, with all exhibits: the Application as originally filed and each amendment or supplement thereto and the Registration Statement as originally filed and each amendment thereto. In addition, the Northwest Parties will also promptly deliver to the Selling Agent such number of copies of the closing documents with respect to the Offering as the Selling Agent may reasonably request.

               d. The Northwest Parties will furnish to the Selling Agent, from time to time during the period when the Prospectus is required to be delivered under federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity, such number of copies of the Prospectus (as amended or supplemented) as the Selling Agent may reasonably request for the purposes contemplated by such federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity. The Company authorizes the Selling Agent to use the Prospectus (as amended or supplemented) for any lawful manner in connection with the sale of the Shares.

               e. The Northwest Parties will comply with any and all terms, conditions, requirements and provisions with respect to the Offering imposed by the Commission, the OTS, any state regulatory or Blue Sky authority or any other governmental entity, including the terms, conditions, requirements and provisions contained in the rules and regulations of the OTS, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

               f. Prior to the Closing Date and during any period when the Prospectus is required to be delivered, each of the Northwest Parties will inform the Selling Agent of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus (including any document incorporated by reference therein), as then amended or supplemented, would include or possibly include an untrue statement of a material fact or omit or possibly omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary or appropriate, in the opinion of counsel for the Northwest Parties, to amend or supplement the Registration Statement or the Prospectus (or any document incorporated therein by reference) in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Northwest Parties will, at their expense, forthwith prepare, file with the

Commission and furnish to the Selling Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (or any document incorporated therein by reference) (in form and substance reasonably satisfactory to the Selling Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus (or any document incorporated therein by reference) so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

               g. The Company will endeavor in good faith, in cooperation with the Selling Agent, to register or to qualify the Shares for offering and sale or to exempt such Shares from registration and to exempt the Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Company will make and file such statements and reports as are required by the applicable regulatory authority in connection with such registration or qualification for a period of not less than one year from the effective date of the Registration Statement.

               h. The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without the prior written consent of the Selling Agent, any shares of, or any securities convertible into or exercisable for shares of, Common Stock other than in connection with any other plan or arrangement described in the Prospectus or the documents incorporated therein by reference.

               i. During the period of three years from the date hereof, the Company will furnish to the Selling Agent: (i) promptly after it becomes available, a copy of each report of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports of Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), a copy of each other report of the Company mailed to its stockholders or filed with the Commission or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted and each press release and material news item and article released by the Company or its subsidiaries, and (ii) from time to time, such other public information concerning the Company and its subsidiaries as the Selling Agent may reasonably request.

               j. The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “How We Intend To Use the Proceeds From the Offering.”

               k. Other than as permitted by the OTS Offering Regulations, the HOLA, the 1933 Act, the 1933 Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, none of the Northwest Parties or any of their subsidiaries will distribute any Prospectus or other materials in connection with the offer and sale of the Shares.

               l. The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

               m. The Northwest Parties will maintain appropriate arrangements for depositing all funds received from persons delivering orders to purchase Shares in the Offering on an interest-bearing basis at the rate described in the Prospectus until the Closing Date or until the Offering is terminated in accordance with the Plan and as described in the Prospectus. The Northwest Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC and to enable the Company to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

               n. The Northwest Parties will take such actions and furnish such information as are reasonably requested by the Selling Agent in order for the Selling Agent to ensure compliance with Article III, Section 1, of the NASD’s Rules of Fair Practice and the NASD’s “Free-Riding and Withholding Interpretation.”

               o. The Northwest Parties will conduct, and will cause their subsidiaries to conduct, their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, with limitation, all decisions, directives and orders of the Commission, OTS, the FDIC, the Pennsylvania Banking Department and the New York Banking Department.

               p. The Northwest Parties will not amend the Plan without the Selling Agent’s prior written consent, which consent shall not be unreasonably withheld.

               q. The Northwest Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Selling Agent specified in Section 8 hereof.

               r. The Company shall provide the Selling Agent with all information necessary to allow the Selling Agent to manage the allocation process in order to permit the Company to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

               s. The Company will not deliver the Shares until the Northwest Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Selling Agent.

               t. On or before the Closing Date, the Company will have obtained approval for and/or timely filed any required notifications for the listing of the Shares on the Nasdaq National

Market System and will use its best efforts to maintain the listing of the Common stock on the Nasdaq National Market System and will have completed all conditions precedent to the Offering specified in the Plan and the Prospectus and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, with all applicable laws, regulations, decisions and orders, including all terms, provisions, requirements and conditions precedent to the Offering imposed by the OTS, the Commission or any other regulatory authority, and in the manner described in the Prospectus.

               u.  The Company will notify the Selling Agent promptly when funds have been received for the minimum number of Shares set forth in the Prospectus.

               v.  Except as contemplated in the Bell Merger Agreement, the Northwest Parties will not consent to the entering into by Bell Bancorp or any subsidiary thereof, any transaction which would be material to the business and properties of the Company after giving effect to the Bell Acquisition, without giving prior notice of such transaction to the Selling Agent. In such event, the Company’s obligations under Section 5(f) shall apply.

               w.  The Northwest Parties will use their best efforts to cause each executive officer and director of the Northwest Parties listed on Exhibit D to this Agreement to, concurrently with the execution of this Agreement, furnish the Selling Agent with a letter, in the form attached as Exhibit E to this Agreement, providing for the agreement of such person not to, directly or indirectly, during the period commencing on the effective date of the Registration Statement and terminating on the 91st day following the Closing Date (the “Restricted Period”), sell, offer to sell, contract to sell, grant any option for the sale of, transfer, assign, hypothecate, pledge or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exchangeable for or exercisable or shares of Common Stock, or any rights to purchase or acquire shares of Common Stock, owned either of record or beneficially by such person. The Northwest Parties shall not assist such executive officers or directors in connection with the sale or transfer of shares of Common Stock during the Restricted Period. The Northwest Parties will not directly or indirectly bid for or purchase, and will use their best efforts to not allow any of the executive officers and directors of the Company and NWSB to directly or indirectly bid for or purchase, any outstanding shares of Common Stock or other securities in a manner that would violate Regulation M under the 1934 Act or any other law, rule or regulation during the Offering.

               x.  Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto or in a document incorporated therein by reference, none of the Northwest Parties or any of their subsidiaries will have: (i) issued any securities or incurred any liability or obligation, direct or contingent for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus or in the documents incorporated therein by reference in the ordinary course of its business, or (ii) entered into any transaction or agreement providing for any transaction which is material in light of the business and properties of the Northwest Parties, taken as a whole.

     SECTION 6. Payment of Expenses. Whether or not the sale of the Shares by the Company is consummated, the Northwest Parties jointly and severally agree to pay all expenses incident to the performance of the obligations of the Northwest Parties under this Agreement, including the following: (i) the preparation and filing of the Application and the Registration Statement and Prospectus; (ii) the preparation, printing, issuance and delivery of the certificates evidencing the Shares sold to the purchasers in the Offering; (iii) the fees and disbursements of the Northwest Parties’ counsel, accountants and other advisors; (iv) the qualification or exemption from qualification of the Shares under all applicable securities or Blue Sky laws, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky Survey concerning such jurisdictions as the Selling Agent may reasonably designate; (v) the printing and mailing costs of the Offering, including the printing of the Prospectus and other offering materials, delivery to the Selling Agent in such quantities as the Selling Agent shall reasonably request of copies of the Registration Statement, the Prospectus and the Application as originally filed and as amended or supplemented and all other documents in connection with this Agreement; (vi) the filing fees incurred in connection with the review of the Registration Statement, the Application and any other application, form or filing by the Commission and the OTS; (vii) the filing fees and the fees and disbursements of counsel incurred in connection with the review of the Offering by the NASD; (viii) the fees for listing the Shares on the Nasdaq National Market System; (ix) the fees and expenses relating to advertising expenses, temporary personnel expenses, expenses related to the Stock Information Center to be established, investor meeting expenses and other miscellaneous expenses relating to the marketing of the Shares; and (x) the fees and charges of any transfer agent, registrar or other agent. In the event that the Selling Agent incurs any such expenses on behalf of the Northwest Parties, the Northwest Parties will pay or reimburse the Selling Agent for such expenses regardless of whether the Offering is successfully completed, and such reimbursements will not be included in the expense limitations set forth in the following paragraph. The Selling Agent will not incur any single expense of more than $2,000 pursuant to this paragraph without the prior approval of the Company.

     In addition, the Northwest Parties will reimburse the Selling Agent for all reasonable out-of- pocket expenses, including legal fees and expenses, incurred by the Selling Agent in connection with the services provided by the Selling Agent to the Northwest Parties pursuant to this Agreement. Such legal fees shall not exceed $60,000 (excluding legal out-of-pocket expenses, not to exceed $10,000) and such other out-of-pocket expenses incurred by the Selling Agent shall not exceed $30,000 without the approval of the Company. Not later than two (2) days prior to Closing Date, the Selling Agent will provide a detailed accounting of the out-of-pocket expenses referred to in this paragraph, which will be paid by the Company on the Closing Date in same day funds. The parties hereto acknowledge that the expense limitations set forth in this paragraph may be exceeded in the event of a material delay in the Offering that requires an update of financial information contained in the Registration Statement and/or a re-solicitation of subscribers in the Offering. In the event the Company determines to abandon or terminate the Plan prior to the closing of the Offering, payment of such expenses shall be made on the date such determination is made in same day funds.

     SECTION 7. Indemnification and Contribution.

               a.  The Northwest Parties jointly and severally agree to indemnify and hold harmless the Selling Agent, its officers, directors, employees, servants, attorneys and agents and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the 1933

Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, but not be limited to amounts incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement, the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary prospectus or the Prospectus or (B) in any application or other document or communication filed with the Commission or any securities exchange or other securities markets regulatory authority, including but not limited to the Nasdaq Stock Market (“Securities Communication”) or (C) in any application or other document, advertisement or communication prepared, made or executed by or on behalf of any Northwest Party or based upon written information or statements furnished or made by any Northwest Party or its representatives (including counsel) whether or not filed in any jurisdiction in order to register or qualify any or all of the Shares under the securities law thereof (the “Sales Information”); unless such statement or omission was made in reliance upon and in conformity with written information concerning the Selling Agent or the compensation of the Selling Agent furnished to the Company by or on behalf of the Selling Agent expressly for inclusion in any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any Securities Communication or Sales Information, as the case may be; (ii) any other theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus, any document incorporated by reference in the Registration Statement and Prospectus, the Application, any Securities Communication or Sales Information or other documentation distributed in connection with the Offering; (iii) any claims made with respect to the accuracy, reliability and completeness of the records identifying the Eligible Account Holders and Supplemental Eligible Account Holders or for any denial or reduction of a subscription or order to purchase Shares, whether as a result of an improperly calculated allocation pursuant to the Plan or otherwise; or (iv) any breach of any representation, warranty, covenant, or agreement of the Northwest Parties contained in this Agreement. For purposes of this section, the term “expense” shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by the Selling Agent’s directors, officers, employees, servants, attorneys and agents according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all affiliates of the Selling Agent, their respective directors, officers, employees, servants, attorneys, agents and controlling persons within the meaning of the federal securities laws.

               b.  The Selling Agent agrees to indemnify and hold harmless the Company, its directors, officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information about the Selling Agent, or the compensation of the Selling Agent, furnished to the Company by the Selling Agent expressly for use in the Registration Statement and the Prospectus.

     An indemnified party shall give prompt notice to the indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action (including the employment of counsel satisfactory to the indemnified parties) and payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel (but only one counsel) in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Northwest Parties shall be liable for any settlement of any claim against the Selling Agent (or its officers, directors, employees, servants, attorneys, agents or controlling persons), made with the Northwest Parties’ written consent, which consent shall not be unreasonably withheld. The Northwest Parties shall not, without the written consent of the Selling Agent, settle or compromise any claim against the Selling Agent (or any of its officers, directors, employees, servants, attorneys, agents or controlling persons) based upon circumstances giving rise to an indemnification claim against the Northwest Parties hereunder unless such settlement or compromise provides that the Selling Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

               c.  In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Northwest Parties and the Selling Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit, or proceeding of any claims asserted, but after deducting any contribution received by the Northwest Parties or the Selling Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) the Selling Agent is responsible for that portion represented by the percentage that the fees paid to the Selling Agent pursuant to Section 1 of this Agreement (not including expenses) (“Selling Agent’s Fees), less any portion of Selling Agent’s Fees paid by Selling Agent to Assisting Brokers, bear to the total proceeds received by the Company from the sale of the Shares in the Offering, net of all expenses of the Offering, except Selling Agent’s fees and (ii) the Northwest Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Northwest Parties on the one hand and the Selling Agent on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Northwest Parties on the one hand and the Selling Agent on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Northwest Parties on the one hand and the Selling Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, except Selling Agent’s Fees, net of all expenses of the Offering, received by the Northwest Parties bear, with respect to the Selling Agent, to the total fees (not including expenses) received by the Selling Agent less the portion of such fees paid by the Selling Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact relates to information supplied by the Northwest Parties on the one hand or the Selling Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Northwest Parties and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Selling Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Selling Agent under this Agreement less the portion of such fees paid by the Selling Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Selling Agent’s liability is essential to the Selling Agent and that the Selling Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this subsection (d), will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this subsection (d).

               d.  The indemnity and contribution agreements contained herein are in addition to any liability which the Northwest Parties may otherwise have to the Selling Agent.

               e.  Neither termination nor completion of the engagement of the Selling Agent nor any investigation made by or on behalf of the Selling Agent shall affect the indemnification, obligations of the Northwest Parties or the Selling Agent hereunder, which shall remain and continue to be operative and in full force and effect.

     SECTION 8. Conditions of the Selling Agent’s Obligations. The obligations of the Selling Agent hereunder as to the Shares to be delivered at the Closing Date are subject, in the discretion of the Selling Agent, to the condition that all representations and warranties and other statements of the Northwest Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Northwest Parties shall have performed in all material respects all of their respective obligations hereunder to be performed on or before such dates, and to the following conditions:

               a.  The Registration Statement shall have been declared effective by the Commission and the Prospectus cleared for use by the OTS not later than 5:30 p.m. on the date of this Agreement, or with the written consent of the Selling Agent at a later time and date; and at the Closing Date no stop order or other action suspending the effectiveness of the Registration Statement or the consummation of the Offering shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or any state securities or Blue Sky authority, and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Offering shall have been issued or proceedings therefore initiated or threatened by the OTS or any other regulatory authority.

               b.  At the Closing Date, the Selling Agent shall have received:

(i) The favorable opinion, dated as of the Closing Date addressed to the Selling Agent and for its and its counsel’s benefit, of Luse Gorman, as to issues of federal, Pennsylvania, New York and Ohio law set forth below. The opinion of Luse Gorman shall be in form and substance to the effect that:

(1) NWSB is a savings bank, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with the full power and authority to own, lease and operate its properties and to conduct its business, as described in the Registration Statement and Prospectus and the documents incorporated by reference therein. The activities of NWSB, as described in the Registration Statement and Prospectus and the documents incorporated therein by reference, are permissible for a Pennsylvania-chartered savings bank that is a subsidiary of a savings and loan holding company under the HOLA. The activities of the subsidiaries of NWSB, identified on Exhibit C to this Agreement, are permissible for subsidiaries of a Pennsylvania-chartered savings bank that is a subsidiary of a savings and loan holding company under the HOLA.

(2) JSB is a savings bank, duly organized, validly existing and in good standing under the laws of the State of New York, with the full power and authority to own, lease and operate its properties and to conduct its business, as described in the Registration Statement and Prospectus and the documents incorporated by reference therein. The activities of JSB, as described in the Registration Statement and Prospectus and the documents incorporated therein by reference, are permissible for a New York-chartered savings bank that is a subsidiary of a savings and loan holding company under the HOLA.

(3) Leeds is validly existing as a federal savings bank in the capital stock form of organization, with the full power and authority to own, lease and operate its properties and to conduct its business, as described in the Registration Statement and Prospectus and the documents incorporated therein by reference. The activities of Leeds, as described in the Registration Statement and Prospectus and the documents incorporated therein by reference, are permissible for a federal savings bank.

(4) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the United States, and has the full power and authority to own, lease and operate the combined properties and to conduct the combined operations of the Company, as described in the Registration Statement and Prospectus and the documents incorporated therein by reference. The activities of the Company as described in the Registration Statement and Prospectus and the documents incorporated therein by reference are permissible for a multiple savings and loan holding company. Each of the Company’s direct and indirect subsidiaries other than NWSB and JSB is validly existing and in good standing under the laws of its jurisdiction of organization, and each has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and the documents incorporated therein by reference. The Company is duly registered as a savings and loan holding company under the HOLA.

(5) The MHC has been duly organized and is validly existing and in good standing under the laws of the United States, and has the full power and authority to own, lease and operate the combined properties and to conduct the combined operations of the MHC, as described in the Registration Statement and Prospectus and the documents incorporated therein by reference. The MHC is duly registered as a savings and loan holding company under the HOLA. The activities of the MHC, as described in the Registration Statement and Prospectus and the documents incorporated therein by reference, are permissible for a federally-chartered mutual holding company.

(6) Each of the Northwest Parties and their respective subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, unless the failure to be so qualified in one or more of such jurisdictions would not have a Company Material Adverse Effect.

(7) Each of NWSB, JSB and Leeds is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and their respective deposit accounts are insured by the FDIC to the maximum amount provided by law. To Luse Gorman’s knowledge, no proceedings for the termination or revocation of the federal deposit insurance of any of NWSB, JSB and Leeds are pending or threatened.

(8) All of the outstanding capital stock of each of NWSB and JSB is duly authorized and validly issued, fully paid and non-assessable and owned by the Company, free and clear of any liens, encumbrances, claims or other restrictions. All of the outstanding capital stock of each of Leeds is duly authorized and validly issued, fully paid and non-assessable and owned by the MHC, free and clear of any liens, encumbrances, claims or other restrictions.

(9) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock; at the Closing Date, the Shares will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan and paid for in accordance with the Plan and the Prospectus, will be duly authorized and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights under the charter or bylaws of either Northwest Party or any subsidiary thereof, or arising or outstanding by operation of law or under any contract, indenture, agreement, instrument or other document known to Luse Gorman, except for the subscription rights under the Plan. Upon the issuance of the Shares, against payment therefor in accordance with the Plan and the Prospectus, the purchasers will have full legal title to the shares, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

(10) The Plan complies in all material respects with the HOLA and the rules and regulations of the OTS. The Application has been approved by the OTS and the Prospectus has been authorized for use by the OTS, and, to Luse Gorman’s knowledge, no action has been taken or is pending or threatened to revoke any such authorization or approval. All conditions imposed by the OTS in connection with its approval of the Application have been satisfied other than any post-closing filings and submissions, and no further approval, authorization, consent or other order of any federal or state regulatory authority, public board or body is required in connection with the execution and delivery of this Agreement and the issuance of the Shares, except as may be required under the securities or “Blue Sky” laws of various jurisdictions as to which no opinion need be rendered.

(11) The Application, as amended or supplemented, if amended or supplemented, as filed with the OTS complied as to form in all material respects with the requirements of the rules and regulations of the OTS. At the time the Registration Statement became effective: (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (ii) the Prospectus (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and 1933 Act Regulations; and (iii) the documents incorporated by reference into the Registration Statement and Prospectus (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

(12) The Northwest Parties have conducted the Offering in all material respects in accordance with the requirements of the rules and regulations of the OTS and all other applicable laws, rules, regulations, decisions and orders and the Plan, including all material applicable terms, provisions, requirements and conditions precedent to the Offering imposed by the OTS; no order has been issued by the OTS to suspend the Offering and no action for such purpose has been instituted or, to Luse Gorman’s knowledge, threatened by the OTS; and, to Luse Gorman’s knowledge, no person has sought to obtain review of the final action of the OTS in approving the Application.

(13) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Northwest Parties. This Agreement has been duly executed and delivered by the MHC and the Company and is the legal, valid and binding agreement of the MHC and the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership and other laws of general applicability relating to or affecting creditors’ rights or the rights of creditors of depository institutions the deposits of which are insured by the FDIC, to general principles of equity (whether considered in an action at law or in equity) and to the extent that rights to indemnity and contribution thereunder may be limited under applicable laws or under considerations of public policy.

(14) The Registration Statement has been declared effective under the 1933 Act by the Commission and no stop order suspending effectiveness has been issued under the 1933 Act and, to Luse Gorman’s knowledge, no proceedings therefor have been initiated or threatened by the Commission.

(15) The information in (i) the Prospectus under the captions “Summary-Our Organizational Structure, -Terms of the Stock Offering, -Who May Order Shares in the Stock Offering, -How We Will Determine the Actual Purchase Price, -How You Place an Order for Our Shares of Common Stock, -Once Submitted, Your Order May Not be Revoked Unless the Stock Offering is Terminated or Extended Beyond , 2003, -How You May Pay for Your Shares, -Limits on the Amount of Common Stock You May Purchase, -Deadline for Placing an Order, -Delivery of Stock Certificates, and -You May Not Sell or Transfer Your Subscription Rights,” “Risk Factors-Various Factors May Make Takeover Attempts More Difficult to Achieve, and -Should Northwest Bancorp, MHC or Northwest Bancorp, Inc. Become Bank Holding Companies, We Will Have to Reconsider our Current Dividend Policy and Business Plan,” “The Stock Offering,” and “Description of Our Capital Stock, (ii) in the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2002 under the captions “Item 1. Business. General, - Subsidiaries, -Regulation, and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Regulatory Capital Requirements, Liquidity and Capital Resources, Subsequent Business Acquisitions and (iii) in the Company’s definitive proxy statement for its annual meeting of stockholders held on November 20, 2002 under the captions “Directors’ Compensation,” “Employment Agreements,” “Defined Benefit Plan,” “Supplemental Executive Retirement Plan,” “Transactions With Certain Related Persons,” to the extent that such information constitutes matters of law, summaries of legal matters, the Plan or other documents, or proceedings or legal conclusions, has been reviewed by Luse Gorman and is correct in all material respects.

(16) The terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Shares is in due and proper form.

(17) To Luse Gorman’s knowledge, there are no legal or governmental proceedings pending or threatened against any Northwest Party or any subsidiary thereof which are required to be disclosed in the Registration Statement and Prospectus other than those disclosed therein or in the documents incorporated therein by reference, and all pending legal and governmental proceedings to which any Northwest Party or any of their respective subsidiaries is the subject which are not disclosed in the Registration Statement and Prospectus or in the documents incorporated therein by reference, including ordinary routine litigation, are, considered in the aggregate, not material. To Luse Gorman’s knowledge, there are no actions, suits, proceedings or investigations (public or private) of any nature pending or threatened that challenge the validity or propriety of the Offering or which seek or threaten to restrain, enjoin or prohibit or to obtain damages in connection with the consummation of the Offering.

(18) To Luse Gorman’s knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto other than those described or referred to therein or in the documents incorporated therein by reference or filed as exhibits thereto, and the description thereof or references thereto are correct in all material respects.

(19) To Luse Gorman’s knowledge, each of the MHC, the Company, NWSB, JSB and Leeds and their respective subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, as described in the Registration Statement and Prospectus and the documents incorporated therein by reference; to Luse Gorman’s knowledge, all such licenses, permits and other governmental authorizations are in full force and effect; and to Luse Gorman’s knowledge, the MHC, the Company, NWSB, JSB and Leeds, and their respective subsidiaries are in all material respects complying therewith.

(20) All corporate actions and other proceedings required to be taken by or on the part of the Northwest Parties to adopt and approve the Plan have been properly taken, including the votes of the Board of Directors of the Company and the Board of Trustees of the MHC.

(21) The Company’s charter and bylaws comply in all material respects with the HOLA and the rules and regulations of the OTS. To Luse, Gorman’s knowledge, the Company is not in violation of its charter or bylaws. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or bylaws of the Company. To Luse Gorman’s knowledge, the Company is not in violation of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement to which it is a party or by which it or any of its properties may be bound, which violation whether individually or in the aggregate with other violations, would have a Company Material Adverse Effect.

(22) The MHC’s charter and bylaws comply in all material respects with the HOLA and the rules and regulations of the OTS. To Luse, Gorman’s knowledge, the MHC is not in violation of its charter or bylaws. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or bylaws of the MHC. To Luse Gorman’s knowledge, the MHC is not in violation of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement to which it is a party or by which it or any of its properties may be bound, which violation, whether individually or in the aggregate with other violations, would have a Company Material Adverse Effect.

(23) Leeds’ charter and bylaws comply in all material respects with the HOLA and the rules and regulations of the OTS. To Luse Gorman’s knowledge, Leeds is not in violation of its charter or bylaws. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or bylaws of Leeds. To Luse Gorman’s knowledge, Leeds is not in violation of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement to which it is a party or by which it or any of its properties may be bound, which violation, whether individually or in the aggregate with other violations, would have a Company Material Adverse Effect.

(24) NWSB’s charter and bylaws comply in all material respects with the laws of the Commonwealth of Pennsylvania and the rules and regulations of the Pennsylvania Banking Department. The execution and delivery of this

Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or bylaws of NWSB. To Luse Gorman’s knowledge, NWSB is not in violation of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement to which it is a party or by which it or any of its properties may be bound, which violation, whether individually or in the aggregate with other violations, would have a Company Material Adverse Effect.

(25) JSB’s charter and bylaws comply in all material respects with the laws of the State of New York and the rules and regulations of the New York Banking Department. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or bylaws of JSB. To Luse Gorman’s knowledge, JSB is not in violation of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement to which it is a party or by which it or any of its properties may be bound, which violation, whether individually or in the aggregate with other violations, would have a Company Material Adverse Effect.

(26) To Luse Gorman’s knowledge, none of the Company’s subsidiaries other than NWSB and JSB is in violation of its charter or bylaws. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or bylaws of any such subsidiary. To Luse Gorman’s knowledge, no such subsidiary in violation of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement to which it is a party or by which it or any of its properties may be bound, which violation whether individually or in the aggregate with other violations, would have a Company Material Adverse Effect.

(27) To Luse Gorman’s knowledge, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (A) do not and will not result in the creation or imposition of any lien, charge, encumbrance, or restriction upon any property or assets of the Northwest Parties or any of their subsidiaries, (B) do not and will not conflict with, or constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Northwest Parties or any of their subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (C) do not and will not conflict with any law, rule, regulation, license, franchise or permit or any order, decree or judgment of any court, arbitrator, governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Northwest

Parties or any of their subsidiaries or any of their respective properties which, in each case and whether individually or in the aggregate, would have a Company Material Adverse Effect.

(28) To Luse Gorman’s knowledge, none of the Northwest Parties is in violation of any directive from the OTS, FDIC, Pennsylvania Banking Department, New York Banking Department or other state banking regulator to make any material change in the method of conducting its business, and, to Luse Gorman’s knowledge, the Northwest Parties have conducted and are conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations.

(29) None of the MHC, the Company, NWSB, JSB or Leeds is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(30) The Northwest Parties have the power and authority to consummate the transactions contemplated by the Bell Merger Agreement. The Bell Merger Agreement has been duly authorized, executed and delivered by each of the Northwest Parties which is a party thereto and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (whether considered in an action at law or in equity).

     In rendering their opinion, Luse Gorman may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials, certificates or opinions of other counsel reasonably satisfactory to the Selling Agent and, as to matters of fact, officers’ certificates. The opinion of such counsel need refer only to matters of Pennsylvania, New York, Ohio and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Selling Agent. In rendering such opinion, all statements contained therein “to Luse Gorman’s knowledge” or “to Luse Gorman’s attention” or “known to Luse Gorman” means the actual knowledge, following reasonable investigation, of the attorneys who have worked on the transactions contemplated herein.

(ii) The letter of Luse Gorman, addressed to the Selling Agent, dated the Closing Date, in form and substance to the effect that:

(1) During the preparation of the Application, the Registration Statement and the Prospectus, such counsel participated in conferences with management of the Northwest Parties and the independent certified public accountants for the Company. Based upon such conferences and such review of corporate records of the Northwest Parties and their subsidiaries as such counsel conducted in connection with the preparation of the Application, Registration Statement and Prospectus, nothing has come to their attention that would lead them to believe that, as of the effective date of the Registration Statement and as of the Closing Date, the Registration Statement, the Prospectus or any of the

documents incorporated therein by reference or any amendment or supplement thereto (other than financial statements and other financial and statistical data included therein, as to which such counsel need express no view), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) The favorable opinion, dated as of the Closing Date, of Silver, Freedman & Taff, L.L.P., counsel for the Selling Agent, with respect to such matters as the Selling Agent may reasonably require. Such opinion may rely upon certificates of officers and directors of the Northwest Parties delivered pursuant hereto or as such counsel shall reasonably request.

(iv) A Blue Sky Memorandum from Luse Gorman relating to the Offering, including the Selling Agent’s participation therein, and should be furnished to Selling Agent with a copy thereof addressed to Selling Agent or upon which Luse Gorman shall state the Selling Agent may rely. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Common Stock under applicable state securities law.

               c.  At the Closing Date, the Selling Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Northwest Parties, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no Company Material Adverse Change or, to the best of their knowledge, Bell Material Adverse Change; (iii) the representations and warranties in Section 4 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, provided that the representations and warranties as to Bell Bancorp and its subsidiaries are to the knowledge of the signing officers based on information provided by Bell Bancorp and its subsidiaries; (iv) the Northwest Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date; (v) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of their knowledge, no proceedings for that purpose have been initiated or threatened by the Commission or any state securities or Blue Sky authority; (vi) to the best of their knowledge, no order suspending the Offering or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for that purpose have been initiated or threatened by the OTS or the Commission or any other governmental authority; and (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Application to enjoin the Offering. The executive officers and directors of the Northwest Parties listed in Exhibit D to this Agreement have executed the lock-up agreements referred to in Section 5(w).

               d.  Prior to and at the Closing Date: (i) there shall have been no Company Material Adverse Change or Bell Material Adverse Change since the respective dates as of which information is given in the Prospectus or the documents incorporated therein by reference, except as referred to therein; (ii) there shall have been no material transaction entered into by any Northwest Party, or any subsidiary thereof since the latest dates as of which the financial condition of the Company is set forth in the Prospectus, other than transactions referred to or contemplated therein or in the documents incorporated therein by reference; (iii) none of the Northwest Parties, Bell Bancorp or any of their respective subsidiaries shall have received from the OTS, FDIC, the Pennsylvania Banking Department, the New York Banking Department or any other government agency any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Selling Agent) or which would have a Company Material Adverse Effect or a Bell Material Adverse Effect, as the case may be; (iv) none of the Northwest Parties, Bell Bancorp or any of their respective subsidiaries, shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness which default would result in a Company Material Adverse Effect or Bell Material Adverse Effect, as the case may be; and (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the best knowledge of the Northwest Parties, threatened against the Northwest Parties, Bell Bancorp, or any of their respective subsidiaries or affecting any of their respective properties wherein an unfavorable decision, ruling or finding would have a Company Material Adverse Effect or a Bell Material Adverse Effect, as the case may be.

               e.  Concurrently with the execution of this Agreement, the Selling Agent and the Company shall receive a letter from KPMG dated the date hereof and addressed to the Selling Agent: (i) confirming that KPMG is a firm of independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and the Code of Ethics of the AICPA and no information concerning KPMG’s relationship with or interests in any Northwest Party or subsidiary thereof is required to be disclosed in the Prospectus, and stating in effect that in KPMG’s opinion the consolidated financial statements of the Company incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a review, in accordance with Statement on Auditing Standards No. 71, of the latest available unaudited interim consolidated financial statements of the Company prepared by the Company, a reading of the minutes of the meetings of the Boards of Directors and committees thereof and stockholders of the Company, NWSB and JSB and consultations with officers of the Company and NWSB responsible for financial and accounting matters, nothing has come to KPMG’s attention which causes KPMG to believe that: (A) such unaudited consolidated financial statements, including any “Recent Developments” section in the Prospectus do not comply as to form in all material respects with applicable accounting requirements; (B) such unaudited consolidated financial statements including any “Recent Developments” section are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference into the Prospectus; (C) during the period from the date of the latest unaudited consolidated balance sheet incorporated by reference into the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), or non-performing loans, special mention loans or decrease in the deposits or loan allowance, total assets, stockholders’ equity or there was any change in common stock outstanding (other than for stock option plans) or (D) there was any material decrease in retained earnings of the Company at the date of such letter as compared with amounts shown in the latest unaudited consolidated balance sheet incorporated by reference into the Prospectus or there was any material decrease in net income, net interest income, provision for loan losses or net income after provision or increase in non-interest expense of the Company for the period commencing immediately after the period covered by the latest unaudited consolidated income statement incorporated by reference into the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the examination referred to in KPMG’s opinion incorporated by reference into the Prospectus and the performance of the procedures referred to in clause (ii) of this paragraph (e), KPMG has compared with the general accounting records of the Company, which are subject to the internal controls of the Company’s accounting systems, and other data prepared by the Company, directly from such accounting records, and compared with the Bell Financial Statements and the unaudited consolidated financial statements of Prestige Bancorp Inc. (“Prestige”) contained in Prestige’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 filed with the Commission, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus and the documents incorporated therein by reference as the Selling Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

               f.  At the Closing Date, the Selling Agent shall receive a letter from KPMG, dated the Closing Date, addressed to the Selling Agent, confirming the statements made by KPMG in the letter delivered pursuant to paragraph (e) of this Section 8, the “specified date” referred to in clause (ii) (C) thereof to be a date specified in such letter, which shall not be more than three (3) business days prior to the Closing Date.

               g.  At or prior to the Closing Date, counsel to the Selling Agent shall have been furnished with (i) a copy of the Application, including all amendments and supplements thereto, and a copy of the letter from the OTS approving the Application, (ii) a copy of the order from the Commission declaring the Registration Statement effective, and (iii) such other documents as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Northwest Parties in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Selling Agent and counsel to the Selling Agent.

               h.  The Northwest Parties shall not have sustained since the date of the latest audited consolidated financial statements incorporated by reference into the Registration Statement and Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement and Prospectus and the documents incorporated therein by reference, which is in the judgment of the Selling Agent sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

               i.  Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the Nasdaq Stock Market or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day and (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than two (2); (ii) a general moratorium on the operations of operation of commercial banks, federal or state savings and loan associations or savings banks in Pennsylvania or New York or a general moratorium on the withdrawal of deposits from commercial banks, federal or state savings and loan associations or savings banks in Pennsylvania or New York declared by either federal or state authorities; or (iii) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of which, in the judgment of the Selling Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

     SECTION 9. Termination. Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

               a.  In the event (i) the Plan is abandoned or terminated by the Company; (ii) the Offering is not consummated by March 31, 2004; (iii) the Selling Agent determines, in its reasonable opinion, that there has been a material adverse change in the consolidated financial condition or results of operations of the Company since March 31, 2003; or (iv) immediately prior to the commencement of the Offering, the Selling Agent terminates its relationship with the Northwest Parties because, in its opinion, which shall have been formed in good faith after reasonable determination and consideration of relevant factors, the Company has failed to satisfactorily disclose all relevant information in the Registration Statement, the Prospectus and the Application or the Selling Agent determines that market conditions exist which might render the sale of the Shares by the Company inadvisable, this Agreement shall terminate, and all of the Selling Agent’s obligations hereunder shall be canceled.

               b.  If any of the conditions specified in Section 8 hereof shall not have been fulfilled when and as required by this Agreement, or by            , 200    , or waived in writing by the Selling Agent, this Agreement may be terminated and all of the Selling Agent’s obligations hereunder may be canceled by the Selling Agent at any time at or prior to the Closing Date.

               c.  If the Selling Agent elects to terminate this Agreement as provided in this Section, the Northwest Parties shall be notified by the Selling Agent as provided in Section 13 hereof. Any termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as otherwise provided in Sections 1, 3, 6 and 7 hereof and under Paragraph 11 of the Engagement Letter, captioned “Indemnification.” Upon any termination of this Agreement, the Company shall refund to each person who has subscribed for or ordered any Shares the full amount which it may have received from such person, together with interest, in accordance with Section 3 hereof.

               d.  If this Agreement is terminated in accordance with the provisions of this Section 9, the Selling Agent shall retain the Management Fee theretofore paid to it pursuant to Section 1 hereof and the Northwest Parties shall reimburse the Selling Agent for any of its other actual, accountable, reasonable out-of-pocket expenses pursuant to Section 6 hereof, including without limitation, communication, legal and travel expenses.

     SECTION 10. Survival.

               a.  All representations, warranties and indemnities and other statements contained in this Agreement (and in Paragraph 11 of the Engagement Letter), or contained in certificates of officers of the Northwest Parties submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Selling Agent or its controlling persons, or by and on behalf of the Northwest Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Selling Agent, any of the Northwest Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

               b.  The provisions of Paragraph 10 of the Engagement Letter, “Availability of Stars’ Program,” shall survive the issuance of the Shares (but not any termination or cancellation of this Agreement) for a period of one (1) year, and any legal representation, successor or assign of the Selling Agent, and any of the Northwest Parties shall be entitled during such period to the benefit of the agreements contained therein.

     SECTION 11. Waiver of Trial by Jury. Each of the Selling Agent and the Northwest Parties waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort, or otherwise) related to or arising out of this Agreement.

     SECTION 12. Market Making and Research. The Selling Agent agrees to use its best efforts to maintain a market in the Common Stock and to provide research coverage of the Company for at least three years from the Closing Date; provided, however, that the Selling Agent shall have no obligation to provide such market making or research coverage and may cease doing so at any time if the Selling Agent determines, in its sole discretion, that doing so: (i) could cause the Selling Agent to be in violation of any law or any rule, regulation, order or policy of or agreement with the Commission, any securities exchange, The Nasdaq Stock Market, the NASD or any other regulatory authority; or (ii) would otherwise be contrary to the best interests of the Selling Agent.

     SECTION 13. Miscellaneous. Notices hereunder, except as otherwise provided herein, shall be given in writing or by telegraph, addressed (a) to Ryan Beck at 220 South Orange Avenue, Livingston, New Jersey 07039-58 17 (Attention: Michael Rasmussen, Director), with a copy to Silver, Freedman & Taff, L.L.P., 1700 Wisconsin Avenue, N.W., Washington, D.C. 20007 (Attention: James S. Fleischer, P.C.) and (b) to the Northwest Parties at the Company’s principal office (Attention: William J. Wagner, President and Chief Executive Officer), with a copy to Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, N.W. Chevy Chase Pavilion, Suite 400, Washington, D.C. 20015, (Attention: Eric Luse, Esq.).

     This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officers and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of any of the Shares.

     In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be found invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     Time shall be of the essence of this Agreement.

     This Agreement may be signed in various counterparts which together will constitute one agreement.

The remainder of this page has been intentionally left blank.

     If the foregoing correctly sets forth the arrangement among the Company, the MHC and the Selling Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement.

NORTHWEST BANCORP, INC.

By:
William J. Wagner President and Chief Executive Officer

NORTHWEST BANCORP, MHC.

By:
William J. Wagner President and Chief Executive Officer

RYAN BECK & CO., INC.

By:
Ben A. Plotkin Chairman and Chief Executive Officer

EXHIBIT A

Engagement Letter

EXHIBIT B

NORTHWEST BANCORP, INC.

SELECTED DEALER AGREEMENT

                   , 2003

Ryan, Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

Gentlemen:

     1.          GENERAL. We understand that Ryan, Beck & Co., Inc. (“Ryan Beck”) is entering into this Agreement with us and other firms who may be offered the right to sell, on a best efforts basis, a portion of the securities of Northwest Bancorp, Inc. (“the Company”) being distributed to the public. The terms and conditions of this Agreement shall be applicable to the public offering of the Company’s common stock (the “Securities”) wherein Ryan Beck is responsible for managing or otherwise implementing the sale of the Securities by selected dealers (“Selected Dealers”). The offering of Securities by us as a Selected Dealer is hereinafter called the “Offering.” The term “Prospectus” means the prospectus, together with the prospectus supplement, if any, relating to the Offering of Securities.

     2.          CONDITIONS OF OFFERING, ACCEPTANCE AND PURCHASE. The Offering shall be subject to delivery of the Securities and their acceptance by you, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You shall advise us by telegram, telex, facsimile, e-mail, or other form of written communication (“Written Communication”) of the particular method and supplementary terms and conditions (including, without limitation, the information as to the offering date referred to in Section 3(b)) hereof. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. We agree you shall have full authority to take such actions as you may deem advisable in respect of all matters pertaining to the Offering. You shall be under no liability to us except for lack of good faith and for obligations expressly assumed by you in this Agreement. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to the Offering should be sent to Ryan Beck. You reserve the right to reject any acceptance in whole or in part. We agree that at any time or times prior to the termination of this Agreement we will, upon your request, report to you as to each indication of interest the following information: name of investor, state of residence, face amount of Securities and whether the investor is retail or institutional.

Payment for Securities sold by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers as set forth or indicated in a Written Communication, on such date as you shall determine, on three (3) days prior notice to us, by wire transfer to a Ryan Beck account, against delivery of certificates or other forms evidencing such Securities. If payment is made for Securities sold by us at the public offering price, the concession to which we shall be entitled shall be paid to us upon termination of the provisions of Section 3(b) with respect to such Securities. Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities sold by us shall be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

     3.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     (a)       PROSPECTUS. You shall provide us with such number of copies of each prospectus and any supplement thereto relating to each Offering as we may reasonably request for the purposes contemplated by the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable Rules and Regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of prospectuses and agree that we shall comply therewith. We agree to keep an accurate record of our distribution (including persons and related states of residence to whom sent) of copies of the prospectus (or any amendment or supplement to thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the final version of the prospectus (including any supplement) filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. We agree that we shall rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We understand that no Selected Dealer is authorized to act as an agent for you or each other. We shall not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by you to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

     (b)       OFFER AND SALE TO THE PUBLIC. With respect to the Offering of Securities, you shall inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such time, you may change the selling concession, and the reallowance to dealers. With respect to the Offering of Securities, until the provisions of this Section 3(b) shall be terminated pursuant to Section 4, we agree to offer Securities to the public only at the public offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the “NASD”) and who are members in good standing of the NASD.

     (c)       OPEN MARKET TRANSACTIONS. We agree to abide by Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference Securities (as defined in Regulation M) of the issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. We agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of the issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

     (d)     NASD. We represent that we are actually engaged in the investment banking or securities business and we are a member in good standing of the NASD. We agree that in making sales of the Securities, we shall comply with all applicable Rules of the NASD, including, without limitation, the NASD’s Interpretation with Respect to Free-Riding and Withholding and Rule 2740 of the Conduct Rules.

     (e)       BLUE SKY LAWS. Upon application to you, you shall inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or “blue sky” laws of such jurisdictions. We understand and agree that compliance with the securities or “blue sky” laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

     (f)       COMPLIANCE WITH LAW. We agree that, in selling Securities pursuant to the Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we shall comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and Regulations of the Securities and Exchange Commission thereunder, the applicable Rules and Regulations of the NASD, and the applicable Rules and Regulations of any securities exchange having jurisdiction over the Offering. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to the Offering. You shall not be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act. In connection with the Offering, we agree to pay our proportionate share of any claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Selected Dealers, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such claim, demand, or liability.

     4.          TERMINATION; SUPPLEMENTS AND AMENDMENTS. We may supplement this Agreement or amend it by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to the Offering after the date of such supplement or amendment. Each reference to “this Agreement” or “the Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. This Agreement shall be binding on, and inure to the benefit of, the parties hereto, and the respective successors and assigns of each. Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or sent by facsimile to you at the address to which this Agreement is delivered. Unless earlier terminated by us, this Agreement shall terminate upon the closing of the Offering. We may terminate this Agreement or any provision hereof at any time by written notice to you. Our obligations hereunder are subject to the successful completion of the Offering.

     5.          SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

     6.          GOVERNING LAW. This Agreement and the terms and conditions set forth herein with respect to the Offering, together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith, shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

     By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to the Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, (ii) confirmation that our representations and warranties set forth in Section 3 are true and correct at that time, and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and shall be fully performed by us to the extent and at the times required thereby.

     Enclosed is a duplicate copy of this Agreement, one copy to be retained by each of our firms.

Very truly yours,

(Name of Firm)

By:

Its:

Confirmed, as of             , 2003

RYAN, BECK & CO., INC.

By:
Execution Date:

EXHIBIT C

Subsidiaries of the Company

Northwest Savings Bank, a Pennsylvania-chartered savings bank
Jamestown Savings Bank, a New York-chartered savings bank
Northwest Bancorp Statutory Trust I, a Delaware statutory trust
Northwest Capital Trust I, a Delaware statutory trust

Subsidiaries of Northwest Savings Bank

Northwest Financial Services, Inc., a Pennsylvania corporation
Northwest Finance Company, a          corporation
Boetger and Associates, Inc. a          corporation
Great Northwest Corporation, a Pennsylvania corporation
Northwest Consumer Discount Company, Inc., a Pennsylvania corporation
Northwest Capital Group, Inc., a Pennsylvania corporation
Rid-Fed Inc., a Pennsylvania corporation
Allegheny Services, Inc., a Delaware corporation